Contract for Management Consultant of Wei Shi Bao Fitness Club in Zhenjiang

Party A: Top Sports Fitness Management Co., Ltd, of Runzhou District in Zhenjiang City.
Address: Room 101, Building 60, Rongjin Yuan, Huadu Famous City, Runzhou District, Zhenjiang City.
Zip Code: 212002
Representative: Renhua Ma
Contact Number: 13337749555

Party B: Chengdu Tian Ze Dao Qin Management Consulting Co., Ltd.
Address: Room 36, Floor 3, Building 1, No. 16, Jiangxi Str., Wuhou District, Chengdu, Sichuan Province.
Zip Code: 610041
Representative: Chung Ming Tsang, Thomas
Contact Number: 13810787980

Whereas:
(I) Party A entrusts Party B to manage a fitness club called Top Sports Fitness Club which is in the second and third floor, No. 60, Rongjin Yuan, Huadu Famous City, Runzhou District, Zhenjiang City.
(II) As a fitness club, Party A needs professional guidance on marketing and managing; and is willing to accept management/ consultancy services provided by Party B based on understanding and full trust towards its management system.
(III) Both parties made the following articles in the contract by reaching agreement on management/ consultancy services provided by Party B through consultation:

Article 1 Definition

Paragraph 1.1
Party A: Top Sports Fitness Management Co., Ltd, of Runzhou District in Zhenjiang City; It is called Top Sports Fitness Club located in the second and third floor, No. 60, Rongjin Yuan, Huadu Famous City, Runzhou District, Zhenjiang City.
Paragraph 1.2
Party B: Tian Ze Dao Qin Management Consulting Co., Ltd, which is a professional club management consulting company owning an easy and effective club management system on daily management, marketing, finance, etc;
Paragraph 1.3
Management services offered by Party B: (specified in appendix to the contract);
Paragraph 1.4
Management consulting fee charged by Party B: It is the money paid by Party A on accepting its relevant management / consultancy services after the formal signing of the contract. It equals to Management fee, unless there exists special statement in the contract.
Paragraph 1.5
Sale commission paid to Party B: It is the bonus paid to Party B in proportion to the surpassed income whose boundary is agreed through consultation by both parties. It equals to commission/ royalty, unless there exists special statement in the contract.

Article 2 Management/ consultancy services offered by Party B

Paragraph 2.1
Within 12 months from the date of entry into force of the contract, Party B shall offer complete management / consultancy services stated in paragraph 1.3 and hand in regular monthly sales reports of all kinds.
Paragraph 2.2
Party B will dispatch three professional fitness club managers to work in Zhenjiang, including a General Manager (deployed from Hong Kong), a Sales manager and an operation manager. They assist in the management of Party A’s club and hand in its regular operation reports of all kinds to Party A. Salary and royalty of them will be charged by Party B.
Paragraph 2.3
Within the validity period of the contract, Party A shall regularly or periodically introduce advanced operation techniques, international advanced technology and fitness items to Party B.
Paragraph 2.4
Party A can get Party B’s shared marketing resources and information.
Paragraph 2.5
Party A can get Party B’s information on professional management and training courses regularly.

Article 3 Rights and obligations of Party A

Paragraph 3.1
Party A shall pay relevant money on time and in full to Party B. Party A is also entitled to enjoy corresponding products and services offered by Party B according to the contract.
Paragraph 3.2
Party A shall guarantee its legitimate and complete business qualification and has already get relevant certificate.
Paragraph 3.3
Party A has premise used for clubs/ fitness clubs that Party A owns business qualification stated in the previous Paragraph.
Paragraph 3.4
Party A shall provide Party B with office address, equipment and relevant office supplies.
Paragraph 3.5
All Party A’s club property shall remain with Party A at all time.
Paragraph 3.6
Party A provides Party B with financial management, all daily cash flows on sales and monthly total accounts. All these should be under the supervision of both parties, while Party B has right to know the truth. Each Party shall retain the daily and monthly financial statements for verification.
Paragraph 3.7
Taxes concerning sales shall be borne by Party A.
Paragraph 3.8
Each month Party A shall pay Party B management fees, which are specified in Article 5.

Paragraph 3.9
Party A shall promise Party B that their cooperation will not be effected by the change of personnel caused by Party A.
Paragraph 3.10
Party A shall make sure not to use relevant business products and services provided by Party B for any purpose other than operation and management of this club or provide them to companies engaged in the same or similar trade with either Party A or Party B.
Paragraph 3.11
Party A shall respect Party B’s right to make final decisions on staff appointments, transfers, recruitment and dismissal of Party B.
Paragraph 3.12
Party A has right to change the club’s name, however, this change shall have no effect on the collaboration and the contract’s validity. Party A shall inform Party B of the change.

Article 4 Rights and obligations of Party B

Paragraph 4.1
Party B is obligated to provide corresponding products and services to Party A on time and in full pursuant to article 2 of the contract.
Paragraph 4.2
Party B shall must comply with national laws, implement national policies and plans, complete all the work under the contract, and protect the legitimate rights and interests of the state, enterprise and its employees. And also it shall correctly handle the relations of internal distribution of the company.
Paragraph 4.3
Party B shall respect Party A’s financial rights of fitness club. Also it shall respect Party A’s right to make final decisions on staff appointments, transfers, recruitment and dismissal.
Paragraph 4.4
If the fitness club cannot operate normally due to force majeure (wars, disease, earthquake and fire, etc.), Party B shall not bear the loss.
Paragraph 4.5
Party B shall make sure not to provide all Party A’s restricted information of the fitness club to companies engaged in the same or similar trade with either Party A or Party B.
Paragraph 4.6
Party B agrees to send Mr. Kevin Ng to the club to instruct the related project every month during the probationary period. He would stay about two weeks each time and Party B will be responsible for all his expenses.
Paragraph 4.7
Party B promises only to manage clubs under Party A’s brand in Zhenjiang city (all of its counties and districts are included), unless the third party has cooperative relationship with Party A.
Paragraph 4.8
Party B needs to submit projects on operating, budget and sales plan of the next month to Party A on 25 each month or before. The projects will be effective after receiving Party A’s signature.

Article 5 Service or management fees and their paying method

Paragraph 5.1
Party A enjoys services provided by Party B and pays relevant basic service or management fees, and sales commission.
Paragraph 5.2
Probationary period of management: From December 6, 2010 to February 28, 2011; during the period, each party has right to cancel the contract, only need to inform the other party seven days advance. During the period, Party B charges in the following way:
Paragraph 5.2.1
From December 6, 2010 to December 31, 2010;
Management/ consultancy fees:

Party B charges 30,000 Yuan as management fees; no royalty;
Paragraph 5.2.2
From January 1, 2011 to February 28, 2011;
Management/ consultancy fees:
When the club receives net profit (operating income minus its outcome), Party B will charge 30,000 Yuan each month as management fees;
Get royalty: according to the club’s net profit:
Less than 50,000→10%
Less than 100,000→12%
Less than 150,000→15%
Less than 200,000→18%
More than 200,000→25%
Compensate for losses: Party B compensates the club with certain percent of losses:
Less than 50,000→10%
Less than 100,000→12%
Less than 150,000→15%
Less than 200,000→18%
More than 200,000→25%
Paragraph 5.3
Management period: From March 1, 2011 to November 30, 2011; during this period, Party B will charge in the following way:
Management/ consultancy fees:
When the club receives net profit (operating income minuses its outcome), Party B will charge 30,000 Yuan each month as management fees;
When the club loses (operating income minuses its outcome), Party B will charge 20,000 Yuan each month as management fees; no royalty;
Get royalty: According to the club’s net profit; the calculating method is: total income minus operating expenses; cumulative method shall be adopted in the net profit royalty;
Less than 50,000→10%
Less than 100,000→12%
Less than 150,000→15%
Less than 200,000→18%
More than 200,000→25%
Compensate for losses: Party B compensates the club with certain percent of losses:
Less than 50,000→10%
Less than 100,000→12%

Less than 150,000→15%
Less than 200,000→18%
More than 200,000→25%
Management/ consultancy fees in each month shall be paid to Party B at one time before 5th of its following month. The royalty or compensation shall be paid to the other party before 20th of its following month.

Paragraph 5.4
Party A shall pay all Party B’s service& management fees by bank transfer pursuant to the contract.
Account name: Chengdu Tian Ze Dao Qin Management Consulting Co., Ltd.
Deposit bank: Nanchong City Commercial Bank Co., Ltd, Chengdu Branch.
Account number: 651000132000037573

Article 6 the validity period/ range of the Contract

Paragraph 6.1
Both parties agree that the term of this contract is for 12 months and shall commence on December 6, 2010, and shall continue until November 30, 2011.
Paragraph 6.2
Should the number of clubs that Party A entrusts Party B to manage is over the present signed ones, additional negotiation is necessary.

Article 7 Confidentiality and infringement

Paragraph 7.1
Whether having the benefit or not, Party A shall not provide any third party out of the contract with anything of Party B’s club management system in any form without the express written consent of Party B.
Paragraph 7.2
Should Party A is aware of any infringement of Party B’s club management system or similar misleading terms used by any third party out of the contract, it shall notice Party B in written form as soon as possible and take certain actions.

Article 8 Breach Liabilities

Paragraph 8.1
In case Party A breaches this contract, Party B has the right to unilaterally terminate the contract in writing and requires Party A to pay breach of contract damages of 100,000 Yuan.
Paragraph 8.2
If Party B fails to fulfill the relevant terms of its obligation, Party A has the right to unilaterally terminate the contract in writing and requires Party B to pay breach of contract damages of 100,000 Yuan.
Paragraph 8.3
If Party A has violated the relevant provisions of article 5 of the contract, it shall pay 300 yuan RMB per day as delay charge within 15 days. During the period, Party B can delay the performance of the contract. If Party A still doesn’t pay fees in full 15 days after the payment period, Party B has the right to unilaterally terminate the contract in writing and requires Party A to pay breach of contract damages of 100,000 Yuan.

Paragraph 8.4
In case Party A has violated paragraph 7.1 of the contract, the contract will end and Party A shall pay Party B 100,000 Yuan as compensation. Should Party A gets benefit from the third party, it shall pay Party B a fine equal to the benefit and compensate Party B in accordance with the actual loss caused by its behaviors (whether intentionally or negligently).

Article 9 Effectiveness, termination of the contract and dispute settling

Paragraph 9.1
The contract will immediately go to effect by means of the signature of legal representatives or authorized representatives from both parties and the official seal.
Paragraph 9.2
The contract, once effective, any party shall not arbitrarily terminate it, unless agreement of both parities is reached after negotiation or conditions specified in article 8 occur or the regulations of the law take effect. Or the termination will be considered as breach of the contract.
Paragraph 9.3
If any party wants to terminate the contract in advance, it shall file a written application to other party. After getting written consent of other party, the party can terminate the contract and the unfulfilled obligations of both parties will end.
Paragraph 9.4
The contract can be terminated if the company goes bankrupt, or is ordered to close by state organs because of poor management, or one party is suspended for 30 days by government agencies or any other reasons. And the unfulfilled obligations of both parties will end.
Paragraph 9.5
Where a labor dispute between the parties takes place due to the Contract, it can be settled through friendly negotiation by both parties; if the negotiation fails, both parties can make their own choice between litigation and arbitration to settle the dispute.

Article 10 Other items

Paragraph 10.1
If any other advisory, consultancy, training services and products are needed by Party A, both parties will discuss them separately.
Paragraph 10.2
During the term of the contract, Party A shall arrange accommodation for Party B’s staff. Requirements of the accommodation are: two-room apartment, which is within 15-20 minutes’ bus taking to the club; well-appointed furniture, appliance and internet; neatness as the basic criterion. Party A shall be responsible for rent costs and property management fees, while Party B is responsible for indoor energy costs.

Paragraph 10.3
Any agreement in written form reached by both parties after the Effective Date of the Contract is the integral part of this Contract and will be considered as modification and supplement of the contract. The agreement and this Contract are equally valid. If the modification and alteration is not in written form or the agreement doesn’t have the signature of duly authorized people from both parities, it is invalid and nonbinding.
Paragraph 10.4
Written form mentioned in the former paragraph includes and only covers fax, letter and E-mail. When talking about any party’s written intention expresses / files transfer, fax is confirmed when it is successfully transferred to another fax number; the registered and express mail shall be signed by other party’s staff; E-mails are confirmed when it is successfully sent to another E-mail address. If any of the above conditions occur, written intention expression / files transfer is successfully received by the partner party.
Paragraph 10.5
Should any transfer of Party A’s staff appointed by Party B, it should be negotiated by both parties and shall be agreed by Party A.
Paragraph 10.6
The contract is in two originals and each party holds one. They are equally valid.

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Party A: Top Sports Fitness Management Co., Ltd, of Runzhou District in Zhenjiang City.	Party B: Chengdu Tian Ze Dao Qin Management Consulting Co., Ltd.

Representative:	Representative: Chung Ming Tsang, Thomas

Signature(seal): __________	Signature(seal): __________

Date of sign: month/day/year
Place of sign:

Appendix 1

Services provided by Party B:
●	Build operation models
1.	Decide services and items of the fitness club;
2.	Work out overall working procures, management standard and service performance standard of the fitness club;
3.	Work out overall business plan, detailed rules of implementation of the fitness club;
4.	Work out annual operation budget of the company and each department;
5.	Make members’ handbook, rewards and their welfare projects of the fitness club;
6.	Make regular member communication plan and inform members the newest scheduled program;
7.	Deal with complaints of members;

●	Make sales& marketing plans
1.	Assist to form a professional fitness club Marketing Department;
2.	Decide the price;
3.	Make member sales plan;
4.	Work out marketing program strategy, member classification and enrolling plans;
5.	Make relevant marketing strategies (market positioning strategies, advertising strategies and sales strategies);
6.	Work out annual and monthly sales target and reward system;
7.	Regularly review sales policies;
8.	Regularly evaluate the effectiveness and strategies of sales plan in implementation;

●	Make personnel model
1.	Make recruiting plans for qualified fitness club staff;
2.	Recruit staff for all departments;
3.	Make training plans for staff at different ranks; supervise their performance, promote the good and fire the bad.
4.	Work out employee handbook, responsibility of the position and operating procedure;
5.	Make human resource arrangement in each department, remuneration of each position and detailed employment conditions;
6.	Make position rank of the fitness club and human resource training program assignment;
7.	Formulate wage plan and contract;
8.	On-the-job training of all departments (internal training);

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Party A:	Party B: Chengdu Tian Ze Dao Qin Management Consulting Co., Ltd.

Representative:	Representative: Chung Ming Tsang, Thomas

Signature(seal): __________	Signature(seal): __________

Date of sign: month/day/year
Place of sign: